     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               AGRIBIOTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)

       NEVADA                                       84-117681
(State or other jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                  Identification Number)

                                QUAIL PARK WEST
                          2700 SUNSET ROAD, SUITE C-25
                              LAS VEGAS, NV  89120
                                 (702) 798-1969
                       -----------------------------------
                    (Address of principal executive offices)

                        1995 EMPLOYEE STOCK OPTION PLAN
                           EMPLOYEE STOCK BONUS PLAN
                           (Full Title of the Plans)

                        DR. JOHNNY R. THOMAS, PRESIDENT
                               AGRIBIOTECH, INC.
                          2700 SUNSET ROAD, SUITE C-25
                              LAS VEGAS, NV  89120
                                 (702) 798-1969
                      -----------------------------------
               (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                            ELLIOT H. LUTZKER, ESQ.
                            SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                           NEW YORK, N.Y.  10158-0125
                               (212) 687-3860
                      ---------------------------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
Title of Each Class                                    Proposed Maximum     Proposed
of Securities to be              Amount to be             Offering           Maximum             Amount of
Registered                        Registered                Price          Aggregate           Registration
                                                          Per Share      Offering Price             Fee
- -----------------------------------------------------------------------------------------------------------
Stock Options                      1,200,000 (1)               --                  --                (3)
                                   5,950,000 (2)
- -----------------------------------------------------------------------------------------------------------
Common Stock, par                    500,000 (4)(5)          $  1.81 (7)          $  905,000      $  312,07
 value $.001 per                     250,000 (4)(5)          $  2.50 (7)          $  625,000      $  215,52
 share                               950,000 (4)(5)          $  2.00 (7)          $1,900,000      $  655.17
                                   1,250,000 (4)(5)          $  2.12 (7)          $2,650,000      $  913.79
                                   3,000,000 (4)(5)          $  3.00 (7)          $9,000,000      $3,103.45
                                     300,000 (5)(6)          $  2.00 (7)          $  600,000      $  206.90
                                      40,000 (5)(6)          $  4.06 (7)          $  162,400      $   56.00
- -----------------------------------------------------------------------------------------------------------
Common Stock, par                    860,000 (8)(5)          $3.8125 (9)          $3,278,750      $1,130.60
 value $.001 per                     400,000 (10)            $3.8125 (9)          $1,525,000      $  525.86
 share
- -----------------------------------------------------------------------------------------------------------
    Total....................................................................................... $ 7,119.36
- -----------------------------------------------------------------------------------------------------------

     (1) Represents options granted or to be granted pursuant to the 1994 Employee Stock Option Plan, as amended (the "1994 Plan") of AgriBioTech, Inc. (the "Registrant").

     (2) Represents options granted to consultants and employees outside of the Plans (the "Non-Plan Options").

     (3)  No registration fee is required pursuant to Rule 457(h)(2).

     (4)  Shares issuable upon exercise of the Non-Plan Options.

     (5) Includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan or the Non-Plan Options, as the case may be.

     (6)  Shares issuable upon exercise of options granted under the 1994 Plan.

     (7) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average exercise price.

     (8) Shares issuable upon exercise of options available for grant under the 1994 Plan.

     (9) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the last bid and asked prices for the Common Stock on the Nasdaq SmallCap Market on June 21, 1996.

     (10) Shares issued or issuable under the Registrant's Employee Stock Bonus Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, AgriBioTech, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (1) The Company's Annual Reports on Form 10-KSB for the fiscal year ended June 30, 1995;

          (2) The Company's Quarterly Reports on Form 10-QSB ("Forms 10-QSB") for the fiscal quarters ended September 30, 1995, December 31, 1995 as amended and March 31, 1996;

          (3) The Company's Current Reports on Form 8-K for June 22, 1995 (as amended), June 23, 1995 (as amended), December 14, 1995 (as amended), December 22, 1995, February 1, 1996 (as amended) and April 12, 1996;

          (4) The Company's Proxy Statement dated January 8, 1996 ("Proxy Statement"); and

          (5) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 0-19352), filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Under Section 78.751 of the Nevada Corporation Law ("NCL"), directors and officers may be indemnified against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and reasonably incurred as a result of specified actions or proceedings (including appeals), whether civil or criminal (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and for a purpose which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such an action (including appeals), except in respect of a claim, issue or matter as to which such person shall have been finally adjudged to be liable to the corporation, unless and only to the extent a court of competent jurisdiction deems proper.

      Article NINTH of the Company's Certificate of Incorporation provides for indemnification of directors, officers and others to the "full extent permitted" by Nevada law. In addition, Article VI of the Company's Amended and Restated By-Laws provides for indemnification of directors and officers of the Company as follows:

                 "On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases,
          (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

                 On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases,
          (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with an appeal therein, and
          (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding."

          The Company maintains insurance, at its expense, to reimburse itself and directors and officers of the Company and of its direct and indirect subsidiaries against any expense, liability or loss arising out of indemnification claims against directors and officers and to the extent otherwise permitted under the NCL.

          In accordance with Section 78.037(1) of the NCL, Article TENTH of the Company's Certificate of Incorporation, as amended, eliminates the personal liability of the Company's directors to the Company or its shareholders for monetary damages for breach of their fiduciary duties as directors, with certain limited exceptions set forth in said Article TENTH and Section 78.037(1).

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed.

          No Options to purchase shares of Common Stock have been exercised.


Item 8.   Exhibits.


Exhibit No.         Description of Exhibit
- -----------         ----------------------

   4.1         1994 Employee' Stock Option Plan./(1)/

   4.2         Employee Stock Bonus Plan./(1)/

   4.3         Form of Stock Option Agreement dated
               January 5, 1996 between the
               Registrant and Robert B. Prag.

   4.4         Stock Option Agreement dated as of
               December 20, 1995 between Registrant
               and Kathleen L. Gillespie (ISOs).

   4.5         Stock Option Agreement dated as of
               December 20, 1995 between Registrant
               and Kathleen L. Gillespie (NQSOs).

   4.6         Stock Option Agreement dated as of
               February 13, 1996 between Registrant
               and Henry A. Ingalls.

   4.7         Form of Stock Option Agreement as of
               March 5, 1996 between Registrant and
               Robert Olins.

   4.8         Form of Stock Option Agreement dated as of
               March 11, 1996 between Registrant and
               each of (i) Johnny R. Thomas; (ii) John C.
               Francis; and (iii) Scott J. Loomis.

   4.9 Form of Stock Option Agreement dated May 8, 1996 between Registrant and each of (i) Kent Schulze;
               and (ii) Byron D. Ford.

Exhibit No.         Description of Exhibit
- -----------         ----------------------

     5.1       Opinion of Snow Becker Krauss P.C.

    23.1       Consent of Snow Becker Krauss P.C.
               (included in Exhibit 5.1 hereto).

    23.2       Consent of KPMG Peat Marwick LLP.

    23.3       Consent of Bailey & Co. Chtd.

    23.4       Consent of Michael R. Lemm, C.P.A., P.S.

    23.5       Consent of KPMG Peat Marwick LLP.

    23.6       Consent of KPMG Peat Marwick LLP.

    24.1       Powers of Attorney (included on the
               signature page of this Registration
               Statement).
________________

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2 for April 29, 1994, as amended (33-78470-NY).

Item 9.  Required Undertakings.

          The undersigned Registrant hereby undertakes:

          (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
- ----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 24, 1996.


AGRIBIOTECH, INC.



By:  /s/ Dr. Johnny R. Thomas        By:/s/ Henry A. Ingalls
     ----------------------------       -----------------------
     Dr. Johnny R. Thomas               Henry A. Ingalls
     President                          Vice President
     and Chief Executive Officer        (principal financial and
     (principal executive officer)      accounting  officer)



                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Johnny
R. Thomas or Henry A. Ingalls, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 24, 1996.

      Signature                           Title
      ---------                           -----

/s/ Johnny R. Thomas
- --------------------
  Johnny R. Thomas                     President and Director
                                       (principal executive
                                       officer)


/s/ Henry A. Ingalls
- --------------------
   Henry A. Ingalls                    Vice President
                                       (principal financial
                                       and accounting officer)



/s/ Scott J. Loomis
- -------------------
  Scott J. Loomis                      Vice President and Director



/s/ John C. Francis
- -------------------
  John C. Francis                      Vice President and Director



/s/ Byron D. Ford                      Director
- ------------------------
   Byron D. Ford


/s/ Kent Schulze                       Director
- ------------------------
   Kent Schulze

PROSPECTUS

                               AGRIBIOTECH, INC.

                               7,150,000 OPTIONS

                                7,550,000 SHARES

                         COMMON STOCK, PAR VALUE $.001



          This Prospectus has been prepared by AgriBioTech, Inc., a Nevada corporation (the "Company), for use upon resale of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), by certain "affiliates" (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (the "Selling Shareholders") who have acquired or may acquire such shares of Common Stock: upon exercise of an aggregate of 1,200,000 options granted or to be granted under the AgriBioTech, Inc. 1994 Employee Stock Option Plan (the "1994 Plan"), up to 400,000 shares issued or issuable under the Company's Employee Stock Bonus Plan, or up to 5,950,000 shares issuable pursuant to stock option agreements outside of the Plan between the Company and employees and/or consultants in connection with services rendered to the Company. The maximum number of shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalization and other similar changes affecting the Common Stock. It is anticipated that the Selling Shareholders will offer shares of Common Stock for resale at prevailing prices on the Nasdaq SmallCap Market (or Nasdaq National Market System, to which the Company has applied for a listing, if the Common Stock is then trading thereon)
on the date of sale.   See "Plan of Distribution." The Company will receive none
of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon exercise of options. All selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

          SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK.


                           --------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION; NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

                 The date of this Prospectus is June 28, 1996.

          No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.
                              --------------------

          AgriBioTech, Inc. was incorporated in the State of Colorado on December 31, 1987 under the name Sussex Ventures, Ltd. In September 1993, the Company acquired all of the issued and outstanding Common Stock of AgriBioTech, Inc. ("ABT"), a Nevada corporation. ABT was treated as the acquiring corporation in the transaction, which was accounted for as a reverse purchase. In June 1994, the Company merged with and into ABT, then a wholly-owned subsidiary of the Company, changed its name to AgriBioTech, Inc. and became a Nevada corporation. Its principal executive offices are located at Quail Park West, 2700 Sunset Road, Suite C-25, Las Vegas, NV 89120, and its telephone number is (702) 798-1969.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60611. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 or on the Worldwide Web at www.sec.gov.


                      DOCUMENTS INCORPORATED BY REFERENCE

          The Company hereby incorporates by reference the documents listed below:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995 ("Form 10-KSB").

               (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1995, December 31, 1995 (as amended) and March 31, 1996 ("Forms 10-QSB").

              (c) The Company's Current Reports on Form 8-K for June 22, 1995 (as amended), June 23, 1995 (as amended), December 14, 1995 (as amended), December 22, 1995, February 1, 1996 (as amended) and April 12, 1996;

               (d) The Company's Proxy Statement dated January 8, 1996 for the Annual Meeting of Shareholders held on February 16, 1996 (the "Proxy Statement"); and

               (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-19352) filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

               All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for copies of such information should be directed to the Company at Quail Park West, 2700 Sunset Road, Suite C-25, Las Vegas, NV 89120; Attention: Corporate Secretary.


                                  RISK FACTORS

          In addition to considering the other information set forth in, or incorporated by reference into, this Prospectus, prospective investors should carefully consider the following factors in evaluating an investment in the Company. Statements in this Prospectus include forward looking statements that involve a number of risks and uncertainties. These include the

Company's lack of profitability, need to manage its growth, intense competition in the seed industry, seasonality of quarterly results, and the other risks detailed from time to time in the Company's SEC Reports.

          Limited Operating History; No Assurance of Future Profitability.  The
          ---------------------------------------------------------------
Company did not generate significant revenues from its formation until its first acquisition effective January 1, 1995. While the Company's subsidiaries have operating histories, the Company itself has had a limited operating history, and limited experience in managing operating subsidiaries. Potential investors should be aware of the difficulties encountered by a company with limited available capital and other risk factors set forth in this section, including, but not limited to, the competition which the Company faces in the seed industry. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. Furthermore, the Company had net losses of approximately $1,407,000 and $1,966,000 during the nine-month period ended June 30, 1995 ("Fiscal 1995")and the nine-month period ended March 31, 1996 (the "Nine-Month Period") and is expected to incur losses in the near term. There can be no assurance that the Company will be able to become profitable in the future. Accordingly, investors hereunder may lose their entire investment.

          Need for Financing.  At March 31, 1996, the Company had an accumulated
          ------------------
deficit of $8,352,760, a working capital deficit of $722,842, and cash of $185,518. In April 1996, the Company received net proceeds of $6,608,250 from the issuance of 7,425 shares of Class B Convertible Preferred Stock, which was used to finance an acquisition and for working capital. However, without additional financing, the Company will be unable to fund the growth of its operations unless the Company is able to generate a positive cash flow from operations, of which there can be no assurance. If the Company is unable to generate a positive cash flow from operations, it may have to seek additional funds through equity financing, which may result in dilution to the then existing stockholders, or through bank or other borrowings. There can be no assurance that such additional funds, if needed, will be available and, if available, will be on terms acceptable to or affordable by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements in the Form 10-KSB and Forms 10-QSB.

          Need to Manage Growth.  The Company has acquired all or part of nine
          ---------------------
regional seed companies since January 1, 1995 and intends to expand current levels of operations through additional acquisitions. The Company's future success depends upon its ability to integrate the operations of its operating subsidiaries into a vertically integrated company. While each of the Company's subsidiaries has experience in marketing forage and/or turf grass seed, these companies operate in different geographic regions. Therefore, the Company's ultimate success depends on its ability to manage an effective national sales organization.

          The Company's rapid growth since January 1995 has placed and may continue to place significant demands on the Company's management, technical, financial and other resources. In addition, successful expansion of the Company's operations will depend on, among other things, its ability to attract, hire and retain skilled management and other personnel on a regional and/or national level, secure adequate sources of seed on commercially reasonable terms and successfully manage growth, none of which can be assured. To manage growth effectively, the Company will need to expand its support staff and infrastructure commensurate with any increase in business and implement and improve operation, financial and management information systems, procedures and controls. There can be no assurance that the Company will be able to manage any future growth effectively, and failure to do so could have a material adverse effect on the Company's business and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-KSB and the Forms 10-QSB.

          Competition.  The seed industry and the field of agriculture
          -----------
technology are both highly competitive. The seed industry consists of approximately 1,600 small local companies accounting for approximately 60% of the total seed sales and approximately 400 multinational and large regional seed companies many of which have substantially greater financial resources, facilities and organizations than the Company has currently.

          Competition in the seed industry is based primarily on price and product performance. From time to time regional seed distributors will sell outside of their region to dump excess seed inventory resulting in fierce price cutting having an adverse effect on the Company's operations. The recent introduction of the first full line of alfalfa varieties developed specifically for use in grazing has led to competition by the major seed companies to develop alfalfa seed for grazing and hay throughout the United States. See "Business-Competition" in the Form 10-KSB.

          Dependence on Key Personnel.  The success of the Company is largely
          ---------------------------
dependent upon the efforts, abilities and expertise of Johnny R. Thomas, President, as well as each of the Company's four Vice Presidents, Scott J. Loomis, John C. Francis, Henry A. Ingalls and Kathleen L. Gillespie. The Company has entered into at will employment agreements with each of these persons. Each of these officers and key employee intends to devote substantially all of his or her business time to the Company's affairs. See "Election of Directors" in the Proxy Statement.

          Cyclical Nature of Agricultural Products.  Agricultural products
          ----------------------------------------
including seed are generally cyclical in nature. Agricultural products are commodities subject to wide fluctuations in price based on supply of the products and demand for, in this case, the raw or processed seed. Furthermore, the demand for seed is dependent on the demand of farmers, which is influenced by the general farm economy. The production of seed is subject to a variety of nature's adversities including drought, wind, hail, disease, insects, early frost and numerous other forces that could adversely affect the growing of seed in any growing season. Weather affects commodity prices, seed yields and planting decisions by farmers.

          Lack of Proprietary Rights.  The Company currently possesses
          --------------------------
proprietary rights to certain products protected under the Plant Variety Protection Act. While the Company is seeking other protected varieties such protection is not considered essential to the production and marketing of its products and the Company's ultimate success. There can be no assurance that the Company will obtain other proprietary varieties or the Company's competitors will not possess protected varieties that perform better than those of the Company.

          Seasonality of Quarterly Results.  The seed business is highly
          --------------------------------
 seasonal and the Company's business is subject to wide seasonal fluctuations. Results of operations from quarter to quarter will not necessarily reflect the results for the entire year and are not necessary indicative of results which may be expected for any other interim period. The bulk of the Company's forage seed sales currently occur between December and May. It is anticipated that the Company's first two fiscal quarters beginning July 1st will normally be a loss. Changes in climate can also fluctuate results of operations between quarters. These climatic conditions affect delivery of seed and can cause a shift in sales between quarters.

          Control by Management and Current Stockholders.  Prior to this
          ----------------------------------------------
offering, Management of the Company owned 10,677,517 (approximately 78%) of the 13,615,479 shares of the Company's Common Stock outstanding, giving full effect to the exercise of their options and Warrants. Accordingly, the Company's present Management may be able to effectively control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge or sell all of the assets of the Company and generally direct the affairs of the Company. See "Voting Securities in the Proxy Statement."

          Blank Check Preferred Stock and Control of the Company. The Company's
          ------------------------------------------------------
Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. Although there are no present plans, agreements, commitments or undertakings with respect to the Company's issuance of any shares of Preferred Stock, except as may be used for potential acquisitions, any such issuances may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or to dilute the public ownership of the Company and give clear control of the Company to current

Management and there can be no assurance that the Company will not issue such shares.

          Adverse Effect of Potential Future Sales of Common Stock Under Rule
          -------------------------------------------------------------------
144 or this Registration Statement. Of the Company's 8,075,479 issued and
- ----------------------------------
outstanding shares of Common Stock as of June 17, 1995, approximately 773,000 shares are "restricted securities" as that term is defined under Rule 144 under the Securities Act. Of these restricted shares, approximately 611,000 have been registered for resale under the Securities Act. The Company cannot predict the effect that sales made under Rule 144, sales made pursuant to this or other registration statements may have on any then prevailing market price. The Company is unable to predict the effect that sales made pursuant to this Registration Statement, Rule 144, or otherwise, may have on the then existing market price of the Company's securities. The possibility exists that the sale of any of these Securities, or even the potential of such sales, may be expected to have a depressive effect on the price of the Company's securities in any public trading market. This could impair the Company's ability to raise additional equity capital. See "Voting Securities" in the Proxy Statement.

          The Company has granted demand and piggyback registration rights to the former stockholder of an acquired company with respect to an aggregate of 162,343 shares of Common Stock of the Company. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability in the future to raise capital through the sale of its equity securities.

          Issuance of Common Stock Without Stockholder Approval.  The Company
          -----------------------------------------------------
has 30,000,000 authorized shares of Common Stock, of which _8,075,479 were issued and outstanding as of June 17, 1996. Management will have broad discretion with respect to the issuance of the 21,924,521 authorized but unissued shares, including discretion to issue such shares in compensatory and acquisition transactions. However, if the Company's Common Stock becomes quoted on the Nasdaq National Market system, shareholder approval will be required for the establishment of a plan or arrangement for the issuance of compensatory shares exceeding the lesser of 25,000 shares or 1% of the outstanding shares, the issuance of 20% or more of the outstanding shares in connection with the acquisition of stock or assets of another company or the issuance of 20% or more of the Common Shares at a price less than the greater of book value or market value.

          No Dividends.  The Company has not paid any dividends and does not
          ------------
expect to declare or pay any cash or other dividends in the foreseeable future. To the extent the Company has future earnings, the Company intends to reinvest such earnings in the business operations of the Company.

      Public Market Risks; Possible Volatility of Securities Prices.  The
      -------------------------------------------------------------
Company's Common Stock has traded on Nasdaq SmallCap Market since May 24, 1995, however there can be no assurance that a regular trading market will be sustained. The market price for the Company's securities following the date hereof may be highly volatile. Factors such as the Company's financial results, financing efforts, and various factors affecting the agricultural industry generally may have a significant impact on the market price of the Company's securities. Additionally, in the last several years, the stock market has experienced a high level of price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, the common stock of which trades in the over-the-counter market, have experienced wide price fluctuations and volatility which have not necessarily been related to the operating performance of such companies themselves. Any such fluctuations, or general economic and market trends, could adversely affect the price of the Company's securities. Due to all of the foregoing factors, it is likely that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In that event, the price of the Company's securities would likely be materially adversely affected.

      Speculative Nature of Options and Warrants.  As of June 25, 1996,
      ------------------------------------------
the Company had outstanding 1,766,000 Class B Warrants each exercisable until January 17, 1997 at $5.00 for one share of Common Stock and one Class C Warrant, and 734,000 Class C Warrants, each exercisable at $7.50, for one share of Common Stock until January 17, 1998. The Company also had outstanding options to purchase 8,250,000 shares of Common Stock exercisable for up to ten (10) years ending in 2006, at prices ranging from $1.81 to $3.00 per share. Options and warrants are generally more speculative than Common Stock which is purchasable upon the exercise thereof. During the term of the options and warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock, subject, in certain cases, to the Company's right of redemption. See "Potential Adverse Effect of Redemption of Warrants"
                          --------------------------------------------------
below. Historically, the percentage increase or decrease in the market price of an option or warrant has tended to be greater than the percentage increase or decrease in the market price of the underlying common shares. An option or warrant may become valueless, or of reduced value, if the market price of the Common Stock decreases, or increases only modestly, over the term of the option or warrant. The holders of options and warrants would be most likely to exercise them and purchase the Company's Common Stock at a time when the Company could obtain capital by a new offering of securities on terms more favorable than those provided by the options and warrants. Consequently, the terms on which the Company could obtain additional capital during such period may be adversely affected.

      Inability to Exercise Options or Warrants.  The Company intends to qualify
      -----------------------------------------
the sale of the shares offered hereby in a limited number of states. Although certain exemptions in the securities ("blue sky") laws of certain states might permit options or warrants to be transferred to purchasers in states other than in which the Securities were initially qualified, the Company will be prevented from issuing Common Stock in such states upon the exercise of the options or warrants unless an exemption (e.g., private placement) from qualification is available or unless the issuance of shares of Common Stock upon exercise of the options or warrants is qualified. The Company may decide not to seek or may not be able to obtain qualifications of the issuance of such shares of Common Stock in all of the states in which the ultimate purchasers of the options or warrants reside. In such a case, the options or warrants held by purchasers will expire and have no value if such options or warrants cannot be sold. Accordingly, the market for the options or warrants may be limited because of these restrictions. Further, a current prospectus covering the shares of Common Stock issuable upon exercise of the options or warrants must be in effect before the Company may accept Warrant exercises. There can be no assurance the Company will be able to have a prospectus in effect when the holders of the options or warrants desire to exercise them, notwithstanding the Company's commitment to use its best efforts to do so.

      Potential Adverse Effect of Redemption of Warrants.  The Warrants may be
      --------------------------------------------------
redeemed by the Company upon notice of not less than 30 days, at a price of $.01 per Warrant. The Company reserved the right, however, to have standby purchasers exercise such Warrants and pay the exercise price to the Company without possession of the Warrant certificates during the two weeks following the redemption date. In turn, the Company will pay the $.01 redemption price to the registered holders of exercised Warrants. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is expected to be substantially less than the market value of the Warrants at the time of redemption.

      Disclosure Relating to Low-Priced Stocks; Restrictions on Resales of Low-
      ------------------------------------------------------------------------
Priced Stocks and Restrictions on Broker-Dealer Sales.  In the event that the
- -----------------------------------------------------
Company's Common Stock was no longer traded on the Nasdaq SmallCap Market in the future, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, the Company would be subject to Rule 15g-9 (the "Rule") promulgated under the Securities Exchange Act of 1934, which imposes various sales practice requirements on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities and may affect the ability of stockholders to sell the Company's securities in the secondary market and otherwise affect the trading market in the Common Stock.

      In addition, if the Company's Common Stock was no longer traded on the Nasdaq SmallCap Market in the future, the Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities, such as those of the Company, with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules, which generally became effective January 1, 1993, require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document required by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's Common Stock and Warrants are not currently subject to the penny stock rules.

                              SELLING SHAREHOLDERS

          The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who have acquired or may acquire such shares pursuant to the exercise of options granted or to be granted under the 1994 Plan or pursuant to stock option agreements with the Company outside of the 1994 Plan in connection with services rendered to the Company, or shares issued pursuant to the Bonus Plan (collectively, the "Plans"). The Selling Shareholders named below may resell all, a portion, or none of such shares.

          Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Common Stock under the Plans may be added to the Selling Shareholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with", the Company.

      The table below sets forth with respect to each Selling Shareholder, based upon information available to the Company as of June 17, 1996, the number of shares of Common Stock beneficially owned before and after the sale of the Shares offered hereby; the number of Shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Shares offered hereby. Each Selling Shareholder's relationship to the Company is set forth in a footnote to the table.

                                    Amount and                         Shares
                                    Nature of         Shares        Beneficially        Percent of Class(1)(3)
                                    Beneficial        to be         Owned After        ------------------------
                                   Ownership(1)      Sold(2)          Offering           Before          After
Name                                                                                    Offering        Offering
- ------------                      --------------   ------------   ----------------    -------------    ----------

Johnny R. Thomas (4)                3,556,497(5)     1,000,000         2,556,497             33.8%(5)         24.3%

John C. Francis  (4)                2,277,960(6)     1,000,000         1,277,960             22.4%(6)         12.6%

Henry Ingalls    (4)                1,250,000(7)     1,250,000             -0-               13.4%(7)           0

Scott J. Loomis                     1,803,060(8)     1,000,000           803,060             18.7%(8)          8.3%
5840 N. Genematas
Tucson, AZ  85704

Kathleen L. Gillespie(4)            1,250,000(9)     1,250,000             -0-              13.4%(9)           -0-

Byron D. Ford                          20,000           20,000             -0-                  *              -0-
975 North 2nd Avenue
St. Charles, IL  60174

Kent Schulze                           20,000           20,000             -0-                  *              -0-
2621 Irving Avenue, South
Minneapolis, MN  55408

Robert B. Prag                        375,000(10)      500,000             -0-               4.4%(10)          -0-
2118 "P" Street
Suite C
Sacramento, CA 95818

- -----------
s*  Less than 1%

(1) Unless otherwise noted, the Company believes that each Selling Shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws, where applicable. Each Selling Shareholder is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of determination upon the exercise of warrants or options. The percentage ownership of each Selling Shareholder is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of determination have been exercised.

(2) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of Shares offered hereby shall be determined from time to time by each Selling Shareholder at his/her sole discretion.

(3) Based on 8,075,479 shares outstanding as of June 17, 1996, but does not give effect to (except those owned or sold by the Selling Shareholder) (i) 340,000 shares of Common Stock reserved for issuance upon exercise of stock options currently outstanding and an additional 860,000 shares of Common stock issuable upon exercise of options available for future grants under the 1994 Plan and ; (ii) 5,950,000 shares of Common Stock issuable upon exercise of options granted outside of the Company's 1994 Plan; and
     (iii) 400,000 shares of Common Stock reserved for issuances upon grant of shares under the Bonus Plan.

(4) This person's address is c/o the Company, Quail Park West, 2700 Sunset Road, Suite C-25, Las Vegas, Nevada 89120.

(5) Includes 1,000,000 shares underlying options currently exercisable (900,000 for cash only), and shares underlying 567,395 currently exercisable Class B Warrants, 300,000 currently exercisable Class C Warrants and 567,395 issuable Class C Warrants (each Class B Warrant is exercisable for one share of Common Stock and one Class C Warrant).

(6) Includes shares underlying 314,420 currently exercisable Class B Warrants, 150,000 currently exercisable Class C Warrants and 314,420 issuable Class C Warrants, and 1,000,000 shares underlying options currently exercisable (900,000 for cash only).

(7) Includes 1,250,000 shares underlying options currently exercisable (1,000,000 for cash only).

(8) Includes shares underlying 281,020 currently exercisable Class B Warrants and 281,020 issuable Class C Warrants. Also includes 1,000,000 shares underlying options currently exercisable (900,000 for cash only).

(9) Includes 1,250,000 shares underlying options currently exercisable (850,000 for cash only).

(10) Includes 375,000 shares underlying options currently exercisable.


                                 PLAN OF DISTRIBUTION

          The Options and/or Shares are being sold by the Selling Shareholders for their own accounts. The Options and/or Shares may be sold or transferred for value by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest to the Selling Shareholders, in one or more transactions on the Nasdaq SmallCap market (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Options and/or Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Options and/or Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the Options and/or Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Options and/or Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act.

          There can be no assurance that any of the Selling Shareholders will sell any or all of the Shares of Common Stock offered by them hereunder.


                                 LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125.


                                    EXPERTS

          The consolidated financial statements of AgriBioTech, Inc. for the nine-month period ended June 30, 1995 and the year ended September 30, 1994 incorporated by reference in this Prospectus have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

          The financial statements of Clark Seeds, Inc. for the year ended May 31, 1995, incorporated by reference in this Prospectus, have been included in reliance upon the report of Bailey & Co., Chtd, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

          The financial statements of Arnold-Thomas Seed Service, Inc. for the years ended May 31, 1995 and 1994, incorporated by reference in this Prospectus, have been included in reliance upon the report of Michael R. Lemm, C.P.A., P.S., independent certified public accountant, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

          The financial statements of Seed Resource, Inc. for the nine-month period ended September 30, 1995 and the year ended December 31, 1994, incorporated by reference in this Prospectus, have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

          The financial statements of Hobart Seed Company for the ten-month period ended September 30, 1995 and the year ended November 30, 1994, incorporated by reference in this Prospectus have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.